Exhibit 99.2

Encore Capital Group, Inc. Corrects Time For Issuance of
Fourth Quarter 2003 Financial Results

San Diego, Calif., February 11, 2004 — Encore Capital Group, Inc. (Nasdaq: ECPG) today announced that the Company’s financial results for the fourth quarter of 2003 will be released over the news wires after the market closes on Tuesday, March 2, 2004, rather than before the market opens as previously indicated.

The timing of the conference call to discuss 2003 financial results and operational highlights remains unchanged at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time on Tuesday, March 2, 2004.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivable portfolios.

CONTACTS:

Carl C. Gregory, III Encore Capital Group, Inc. (858) 309-6961 carl.gregory@encorecapitalgroup.com
SOURCE:	Encore Capital Group, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Encore Capital Group’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.